                                                                       EXHIBIT 3


================================================================================





                         Registration Rights Agreement


                                    between


                                 XOOM.com, Inc.

                                      and


                      National Broadcasting Company, Inc.



                             Dated:  June 11, 1999




================================================================================

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and
                                                    ---------
entered into as of June 11, 1999, by and between XOOM.com, Inc., a Delaware corporation (together with its successors and assigns, "Xoom"), and National
                                                        ----
Broadcasting Company, Inc., a Delaware corporation (together with its successors and assigns, "NBC").
              ---

                                    RECITALS
                                    --------

          WHEREAS, pursuant to a Stock Purchase Agreement, dated as of June 11, 1999 (the "Stock Purchase Agreement"), between Xoom and NBC, NBC will acquire
           ------------------------
960,028 shares of common stock, par value $0.0001 per share, of Xoom (the "Common Stock");
-------------

          WHEREAS, in consideration of the Stock Purchase Agreement, Xoom has agreed to provide to NBC certain registration rights under the Securities Act (as defined below).

          NOW, THEREFORE, in consideration of the Stock Purchase Agreement, the mutual promises and agreements set forth herein and therein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1.  Definitions.  For purposes of this Agreement, the following
                  -----------
capitalized terms have the following meanings:

          "Prospectus":  The prospectus included in any Registration Statement
           ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Securities":  All shares of Common Stock issued or
           ----------------------
issuable to NBC upon the consummation of the Stock Purchase Agreement. Registrable Securities shall also include any shares of Common Stock or other securities (or shares of Common Stock underlying such other securities) that may be received by NBC (x) as a result of a stock dividend on or stock split of Registrable Securities or (y) on account of Registrable Securities in a recapitalization of or other transaction involving Xoom.

          "Registration Statement":   Any registration statement of Xoom under
           ----------------------
the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                                                   Registration Rights Agreement


          "SEC":  The Securities and Exchange Commission.
           ---

          "Securities Act":  The Securities Act of 1933, as amended.
           --------------

          "Underwritten Offering":  A distribution, registered pursuant to the
           ---------------------
Securities Act, in which securities of Xoom are sold to the public through one or more underwriters.


           Section 2.  Demand Registration.
                       -------------------

          (a)  Requests for Registration by NBC.  As of October 1, 1999 and
               --------------------------------
thenceforth, subject to the conditions set forth in this Agreement, NBC will have the right, by written notice delivered to Xoom (a "Demand Notice"), to
                                                        -------------
require Xoom to register Registrable Securities under and in accordance with the provisions of the Securities Act (a "Demand Registration"), provided that
                                     -------------------    --------
effective on the date of this Agreement and subject to the conditions set forth herein (i) NBC may not make more than one Demand Registration, (ii) Xoom shall not be required to filed a Registration Statement prior to December 12, 1999,
(iii) Xoom shall not be required to cause a Registration Statement to be declared effective prior to January 1, 2000, (iv) NBC may not deliver a Demand Notice prior to the earlier of January 1, 2000 or the termination of the Merger Agreement (as defined in Section 8(i)) (v) such Demand Registration may not be required unless NBC provides to Xoom a certificate (the "Authorizing
                                                         -----------
Certificate"), seeking to include Registrable Securities in such Demand Registration with a market value of at least $10,000,000 (calculated based on the closing sale price of such securities on the principal securities exchange where such securities are listed on the business day immediately preceding the date of the Demand Notice) as of the date the Demand Notice is given, (vi) in any underwritten offering, shares may be excluded by the underwriters based on market conditions and marketing factors. The Authorizing Certificate shall set forth (A) the name of the representative of NBC signing such Authorizing Certificate, (B) the number of Registrable Securities held by NBC, and, if different, the number of Registrable Securities NBC has elected to have registered, and (C) the intended methods of disposition of the Registrable Securities. Notwithstanding the foregoing, a good faith decision by NBC to withdraw Registrable Securities from registration will not affect Xoom's obligations hereunder even if the amount remaining to be registered has a market value of less than $10,000,000 (calculated as aforesaid).

          (b)  Filing and Effectiveness.  Xoom will file a Registration
               ------------------------
Statement relating to any Demand Registration within 60 days following the date on which the Demand Notice is given and will use all reasonable efforts to cause the same to be declared effective by the SEC as soon as practicable thereafter.

          NBC will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, in which event Xoom will promptly amend or, if applicable, withdraw the related Registration Statement.

          (c)  Postponement of Demand Registration.  Xoom will be entitled to
               -----------------------------------
postpone the filing period of any Demand Registration for a reasonable period of time not in excess of 90

                                       2
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                                                   Registration Rights Agreement


calendar days if Xoom determines, in the good faith exercise of the business judgment of its Board of Directors, that such registration and offering could materially interfere with bona fide financing plans of Xoom or would require
                          ---- ----
disclosure of information, the premature disclosure of which could materially and adversely affect Xoom. If Xoom postpones the filing of a Registration Statement, it will promptly notify NBC in writing (i) when the events or circumstances permitting such postponement have ended and (ii) that the decision to postpone was made by the Board of Directors of Xoom in accordance with this
Section 3(d).

      Section 3.  Piggyback Registration.
                  ----------------------

          (a)  Right to Piggyback.  If at any time Xoom proposes to file a
               ------------------
Registration Statement, whether or not for sale for Xoom's own account, on a form and in a manner that would also permit registration of Registrable Securities, Xoom shall give to NBC, written notice of such proposed filing at least thirty (30) days before the anticipated filing. The notice referred to in the preceding sentence shall offer NBC the opportunity to register such amount of Registrable Securities as NBC may request (a "Piggyback Registration").
                                                 ----------------------
Subject to Section 3(b), Xoom will include in each such Piggyback Registration all Registrable Securities with respect to which Xoom has received written requests for inclusion therein. NBC will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          Unless otherwise provided herein, Xoom will not be obligated to effect any registration of Registrable Securities under this Section 3 as a result of the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment and share purchase plans offered solely to current holders of Common Stock, rights offerings or option or other employee benefit plans.

          (b)  Priority on Piggyback Registrations.  Xoom will cause the
               -----------------------------------
managing underwriter or underwriters of a proposed Underwritten Offering on behalf of Xoom to permit NBC to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any securities of Xoom included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering delivers a written opinion to the NBC to the effect that (i) the total amount of securities that NBC and Xoom propose to include in such Underwritten Offering or (ii) the effect of the potential withdrawal of any Registrable Securities by NBC (except if NBC has theretofore waived its right to withdraw all or part of its Registrable Securities pursuant to Section 3(a)) prior to the effective date of the Registration Statement relating to such Underwritten Offering, is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein for the account of NBC will, if necessary, be reduced and there will be included in such underwritten offering the number of Registrable Securities that, in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering, the securities of any holder or holders of securities initiating the registration shall receive priority in such Underwritten Offering to the full extent of the securities such holder or holders desire to sell and the remaining allocation available for sale, if any, shall be allocated pro rata among NBC and any other holders on the basis of the
                   --- ----
amount of securities requested to be included therein by each such holder. The managing underwriter or

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                                                   Registration Rights Agreement


underwriters, applying the same standard, may also exclude entirely from such offering all Registrable Securities proposed to be included in such offering to the extent the Registrable Securities are not of the same class as securities of Xoom included in such offering.

      Section 4.  Registration Procedures.  In connection with Xoom's
                  -----------------------
registration obligations pursuant to Sections 2 and 3, Xoom will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Xoom will as soon as practicable, but in no event later than 60 days after delivery of the Demand Notice, and in each case to the extent applicable:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by NBC thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a
                                         --------  -------
Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) Xoom will furnish to NBC copies of all such documents proposed to be filed, which documents will be subject to the review of NBC and any underwriters, and Xoom will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which NBC or the managing underwriter, if any, shall reasonably object on a timely basis;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective as provided herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) notify NBC and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of Xoom contained in any agreement contemplated by Section 4(n) (including any underwriting agreement) cease to be true and correct, (v) of the receipt by Xoom of any notification with respect to the suspension of the qualification or exemption from qualification of any of the

                                                   Registration Rights Agreement


Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of Xoom's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

          (d) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (e) if requested by the managing underwriters, if any, or NBC, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and NBC agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Xoom have received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

provided, however, that Xoom will not be required to take any actions under this
--------  -------
Section 4(e) that are not, in the opinion of counsel for Xoom, in compliance with applicable law;

          (f) furnish to NBC and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by NBC, NBC's counsel or such underwriter);

          (g) deliver to NBC and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and Xoom hereby consents to the use of such Prospectus or each amendment or supplement thereto by NBC and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, to register or qualify or cooperate with NBC, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all

                                       5
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                                                   Registration Rights Agreement


reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that Xoom will not be required to (i) qualify to do
--------  -------
business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with NBC and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of NBC's business, in which case Xoom will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k) upon the occurrence of any event contemplated by Section 4(c)(vi) or 4(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (l) if requested by NBC or the managing underwriters, if any, use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by Xoom are then listed or, if no similar securities issued by Xoom are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the National Market System of Nasdaq, if the
                   ------
securities qualify to be so quoted;

          (m) as needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities;

          (n) enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including those reasonably requested by NBC or, in the event of an

                                       6
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                                                   Registration Rights Agreement


Underwritten Offering, those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to NBC and the underwriters, if any, with respect to the businesses of Xoom and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to Xoom and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and NBC, addressed to NBC and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by NBC and underwriters, including, without limitation, the matters referred to in Section 4(n)(i); (iii) use reasonable efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of Xoom (and, if necessary, any other certified public accountants of any subsidiary of Xoom or of any business acquired by Xoom for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to NBC and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by NBC and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of Xoom and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by Xoom. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder;

          (o) make available for reasonable inspection during normal business hours by a representative of NBC, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by NBC or underwriter, all financial and other records, pertinent corporate documents and properties of Xoom and its subsidiaries, and cause the officers, directors and employees of Xoom and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however,
                                                           --------  -------
that any records, information or documents that are designated by Xoom in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act);

          (p) comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the

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                                                   Registration Rights Agreement


Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Xoom, after the effective date of a Registration Statement, which statements shall cover said 12-month period;

          (q) take any and all actions necessary to become eligible, and use all reasonable efforts to remain eligible to file registration statements on Form S-3 and do any and all other acts or things necessary or advisable to comply with applicable rules and regulations regarding Form S-3, including, but not limited to, making all filings required by the SEC and complying with any and all time limits in connection therewith; and

          (r) use all reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time Xoom is not required to file such reports, it will, upon the request of NBC, make publicly available other information so long as necessary to permit sales of NBC's Registrable Securities pursuant to Rule 144 and 144A; will take such further action as NBC may reasonably request, all to the extent required from time to time to enable NBC to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A; and upon the request of NBC shall deliver to NBC a written statement as to whether it has complied with this paragraph (r).

          (s) In connection with any underwritten offering, cause appropriate members of management to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering.

          Xoom may require NBC to furnish to Xoom such information regarding the distribution of such Registrable Securities as Xoom may, from time to time, reasonably request in writing and Xoom may exclude from such registration the Registrable Securities with respect to which NBC unreasonably fails to furnish such information within a reasonable time after receiving such request. NBC promptly will notify Xoom of the occurrence of any event that makes any of such information untrue in any material respect or that requires making a change in such information so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

          NBC will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from Xoom of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v), 4(c)(vi) or 4(c)(vii) ("Suspension Notice"), NBC will forthwith
                                 -----------------
discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until NBC's receipt of the
                                         ---------
copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by Xoom that the use of the
                                        ------
applicable Prospectus may be resumed, and NBC has received copies of any additional or supplemental filings that are incorporated or

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                                                   Registration Rights Agreement


deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that Xoom is entitled to give hereunder; provided, however,
                                                            --------  -------
that in no event shall the aggregate number of days NBC is subject to Black-Out during any period of 12 consecutive months exceed 180 days. In the event Xoom shall give a Suspension Notice, the time period prescribed in Section 2 will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when NBC shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) or (y) the Advice.

      Section 5.  Registration Expenses.  All fees and expenses incident to the
                  ---------------------
performance of or compliance with this Agreement by Xoom will be borne by Xoom whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses for compliance with securities or "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by NBC), (iii) messenger, telephone and delivery expenses incurred by Xoom, (iv) fees and disbursements of counsel for Xoom incurred by Xoom, (v) fees and disbursements of all independent certified public accountants referred to in
Section 4(n)(iii) (including the expenses of any special audit and "comfort" letter required by or incident to such performance) incurred by Xoom, (vi) Securities Act liability insurance, if any, and (vii) reasonable fees and expenses of one counsel retained by NBC in connection with the registration and sale of its Registrable Securities (which counsel will be selected by NBC). In addition, Xoom will pay internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by Xoom are then listed and the fees and expenses of any person, including special experts, retained by Xoom. In no event, however, will Xoom be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement.

      Section 6.  Indemnification.
                  ---------------

          (a)  Indemnification by Xoom.  Xoom will, without limitation as to
               -----------------------
time, indemnify and hold harmless, to the fullest extent permitted by law, NBC, the officers, directors and agents and employees of NBC, each person who controls NBC (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising
                                                  ------
out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not

                                                   Registration Rights Agreement


misleading, except insofar as the same are based upon information furnished in writing to Xoom by NBC expressly for use therein.

          (b)  Indemnification by NBC.  In connection with any Registration
               ----------------------
Statement in which NBC is participating, NBC will furnish to Xoom in writing such information as Xoom reasonably request for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will indemnify, to the fullest extent permitted by law, Xoom, its directors and officers, agents and employees, each person who controls Xoom (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by NBC to Xoom expressly for use in such Registration Statement, Prospectus or preliminary prospectus and was used by Xoom in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of NBC hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by NBC upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c)  Conduct of Indemnification Proceedings.  If any person shall
               --------------------------------------
become entitled to indemnity hereunder (an "indemnified party"), such
                                            -----------------
indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the
                          ------------------
commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however,
                                                             --------  -------
that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 8, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by

                                                   Registration Rights Agreement


the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), NBC will not be required to contribute any amount in excess of the amount by which the net proceeds which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity, contribution and expense reimbursement obligations of Xoom hereunder will be in addition to any liability Xoom may otherwise have hereunder or otherwise. The provisions of this Section 6 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by NBC thereof or any termination of this Agreement.

      Section 7.  Underwritten Registrations.  If any of the Registrable
                  --------------------------
Securities included in any Demand Registration are to be sold in an Underwritten Offering, NBC may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering. If any Piggyback Registration is an Underwritten Offering, Xoom will have the exclusive right to select the investment banker or investment bankers and managers to administer

                                                   Registration Rights Agreement


the offering. Each party hereto agrees that, in connection with any Underwritten Offering hereunder, it shall undertake to offer customary indemnification to the participating underwriters.

      Section  8.  Miscellaneous.
                   -------------

          (a)  Remedies.  In the event of a breach by Xoom of its obligations
               --------
under this Agreement, NBC, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Xoom agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

          (b)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented without the prior written consent of Xoom and NBC.

          (c)  Notices.  Except as set forth below, all notices and other
               -------
communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to Xoom and NBC at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Xoom:                     Xoom, Inc.
                                300 Montgomery Street
                                Suite 300
                                San Francisco, California 94104
                                Attn.: Chris Kitze
                                Telecopy:  (415) 288-2580

With copies to:

                                Morrison & Foerster LLP
                                425 Market Street
                                San Francisco, California 94105
                                Attn.: Bruce Alan Mann
                                Telecopy: (415) 268-7522

                                Morrison & Foerster LLP
                                1290 Avenue of the Americas
                                New York, NY 10104
                                Attn.: Allen L. Weingarten
                                Telecopy: (212) 468-7900


--------------------------------------------------------------------------------

                                                   Registration Rights Agreement


If to NBC:                      National Broadcasting Company, Inc.
                                30 Rockefeller Plaza
                                New York, NY 10022
                                Attn.:  Tom Rogers
                                Telecopy:  (212) 664-3914

With a copy to:

                                Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, New York  10017
                                Attn.:  Richard Capelouto, Esq.
                                Telecopy:  (212) 455-2502

          (d)  Successors and Assigns.  Any transferee of all or a portion of
               ----------------------
the Registrable Securities shall assume all of the rights and obligations of NBC hereunder to the extent it agrees in writing, to be bound by all of the provisions applicable hereunder to NBC. Subject to the requirements of this
Section 8(d), this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. NBC shall not assign any of its rights hereunder to any third party except in connection with the transfer of a number of shares equal to at least 25% of the Shares purchased by NBC or its affiliates pursuant to the Stock Purchase Agreement which transferee shall have agreed in writing to be bound by all of the provisions applicable hereunder to NBC.

          (e)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

          (f)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and will not limit or otherwise affect the meaning.

          (g)  Governing Law.  This agreement will be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to contracts executed and performed within such state.

          (h)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                                                   Registration Rights Agreement


          (i)  Termination.  This Agreement shall terminate upon the earlier of
               -----------
(i) the consummation of the transactions contemplated by the Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of June __, 1999 (the "Merger Agreement"), among NBC, GE Investments Subsidiary, Inc., Neon Media Corporation, Xenon 2, Inc. and Xoom but shall not terminate upon the termination of the Merger Agreement and (ii) the date upon which NBC shall be able to dispose of all of its remaining Registrable Securities in one day without registration pursuant to Rule 144 of the Securities Act.

          (j)  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                            [Signature page follows]

                                                   Registration Rights Agreement


   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        Xoom.com, Inc.

                                        By: /s/ Chris Kitze
                                           ----------------------------------
                                           Name: Chris Kitze
                                           Title:  Chairman


                                        National Broadcasting Company, Inc.


                                        By: /s/ Mark W. Begor
                                            ---------------------------------
                                            Name: Mark W. Begor
                                            Title:  Executive Vice President